Exhibit (d)(2)
March                     , 2008
Aston Asset Management LLC
120 N. LaSalle Street, 25th Floor
Chicago, IL 60602

Re:	Investment Advisory Agreement with Aston Asset Management LLC dated November 30, 2006 (the “Investment Advisory Agreement”)
Ladies and Gentlemen:
     Pursuant to the Investment Advisory Agreement, we are hereby providing notification of a new series of the Aston Funds to be called “Aston/Lake Partners LASSO Alternatives Fund” (the “New Series”). In addition, we are requesting that the Investment Advisory Agreement be amended to reflect: the liquidation of Aston/TCH Investment Grade Bond Fund, the liquidation of Aston/McDonnell Municipal Bond Fund, the liquidation of Aston/Veredus SciTech Fund, the liquidation of Aston/Resolution Global Equity Fund, the liquidation of Aston/ClariVest Mid Cap Growth Fund, the liquidation of Aston/SGA International Small-Mid Cap Fund, a change in the name of Aston/ABN AMRO Real Estate Fund to Aston/Fortis Real Estate Fund, a change in the name of Aston/ABN AMRO Growth Fund to Aston Growth Fund, a change in the name of Aston/River Road Dynamic Equity Income Fund to Aston/River Road Dividend All Cap Value Fund, a change in the name of Aston/TAMRO Large Cap Value Fund to Aston/TAMRO All Cap Fund, a change in the name of Aston/ABN AMRO Global Real Estate Fund to Aston/Fortis Global Real Estate Fund, and a change in the name of Aston/Smart Allocation ETF Fund to Aston/Smart Portfolios Fund.
     Attached hereto are amended Schedules A and B to the Investment Advisory Agreement to reflect, among other things, the appropriate effective date, initial term and annual fee rate for the New Series, the deletion of liquidated series and changes to certain series names. By acknowledging below, you agree to (i) render the investment advisory and management services to the New Series under the terms of the Investment Advisory Agreement and the amended Schedules A and B attached hereto, and (ii) restate Schedules A and B in their entirety to reflect the liquidations and name changes set forth above.

ASTON FUNDS

By:

Name: Its:	Gerald F. Dillenburg Senior Vice President,Secretary, and Treasurer
Accepted this                      th day of March, 2009.

ASTON ASSET MANAGEMENT LLC

By:
Name:	Kenneth C. Anderson
Its:	President

SCHEDULE A

Fund	Effective Date	Initial Term
Aston Balanced Fund	November 30, 2006	December 31, 2007
Aston Value Fund	November 30, 2006	December 31, 2007
Aston Growth Fund	November 30, 2006	December 31, 2007
Aston/Fortis Real Estate Fund	November 30, 2006	December 31, 2007
Aston/Montag & Caldwell Balanced Fund	November 30, 2006	December 31, 2007
Aston/Montag & Caldwell Growth Fund	November 30, 2006	December 31, 2007
Aston/Optimum Mid Cap Fund	November 30, 2006	December 31, 2007
Aston/River Road Dividend All Cap Value Fund	November 30, 2006	December 31, 2007
Aston/River Road Small Cap Value Fund	November 30, 2006	December 31, 2007
Aston/TAMRO All Cap Fund	November 30, 2006	December 31, 2007
Aston/TAMRO Small Cap Fund	November 30, 2006	December 31, 2007
Aston/TCH Fixed Income Fund	November 30, 2006	December 31, 2007
Aston/Veredus Aggressive Growth Fund	November 30, 2006	December 31, 2007
Aston/Veredus Select Growth Fund	November 30, 2006	December 31, 2007
Aston/Optimum Large Cap Opportunity Fund	December 26, 2006	December 31, 2007
Aston/River Road Small-Mid Cap Fund	March 28, 2007	December 31, 2007
Aston/Neptune International Fund	July 20, 2007	December 31, 2008
Aston/Fortis Global Real Estate Fund	July 20, 2007	December 31, 2008
Aston/Montag & Caldwell Mid Cap Growth Fund	November 1, 2007	December 31, 2008
Aston/Barings International Fund	November 1, 2007	December 31, 2008
Aston/Cardinal Mid Cap Value Fund	November 1, 2007	December 31, 2008
Aston/Smart Portfolios Fund	January 7, 2008	December 31, 2009
Aston/MB Enhanced Equity Income Fund	January 9, 2008	December 31, 2009
Aston/New Century Absolute Return ETF Fund	February 29, 2008	December 31, 2009
Aston/Lake Partners LASSO Alternatives Fund	March 30, 2009	December 31, 2010

SCHEDULE B

Fund	Annual Fee Rate
Aston Balanced Fund	0.70% of the Fund’s average daily net assets
Aston Value Fund	0.80% of the Fund’s average daily net assets
Aston Growth Fund	0.70% of the Fund’s average daily net assets
Aston/Fortis Real Estate Fund	1.00% of the Fund’s average daily net assets
Aston/Montag & Caldwell Balanced Fund	0.75% of the Fund’s average daily net assets
Aston/Montag & Caldwell Growth Fund	0.80% for the first $800 million 0.60% over $800 million
Aston/Optimum Mid Cap Fund	0.80% for the first $100 million 0.75% for the next $300 million 0.70% over $400 million
Aston/River Road Dividend All Cap Value Fund	0.70% of the Fund’s average daily net assets
Aston/River Road Small Cap Value Fund	0.90% of the Fund’s average daily net assets
Aston/TAMRO All Cap Fund	0.80% of the Fund’s average daily net assets
Aston/TAMRO Small Cap Fund	0.90% of the Fund’s average daily net assets
Aston/TCH Fixed Income Fund	0.55% of the Fund’s average daily net assets
Aston/Veredus Aggressive Growth Fund	1.00% of the Fund’s average daily net assets
Aston/Veredus Select Growth Fund	0.80% of the Fund’s average daily net assets
Aston/Optimum Large Cap Opportunity Fund	0.80% of the Fund’s average daily net assets
Aston/River Road Small-Mid Cap Fund	1.00% of the Fund’s average daily net assets
Aston/Neptune International Fund	1.00% of the Fund’s average daily net assets
Aston/Fortis Global Real Estate Fund	1.00% of the Fund’s average daily net assets
Aston/Montag & Caldwell Mid Cap Growth Fund	0.85% of the Fund’s average daily net assets
Aston/Barings International Fund	1.00% of the Fund’s average daily net assets
Aston/Cardinal Mid Cap Value Fund	0.90% of the Fund’s average daily net assets
Aston/Smart Portfolios Fund	0.80% of the Fund’s average daily net assets
Aston/MB Enhanced Equity Income Fund	0.70% of the Fund’s average daily net assets
Aston/New Century Absolute Return ETF Fund	1.00% of the Fund’s average daily net assets
Aston/Lake Partners LASSO Alternatives Fund	1.00% of the Fund’s average daily net assets